UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 7, 2007

TRIMAX CORPORATION
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

0-32749	76-0616468
(Commission File Number)	(IRS Employer Identification No.)

2 Lombard Street, Suite 204
Toronto, Ontario, Canada M5C 1M1

(Address of principal executive offices and zip Code)

416-368-4060

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.     Changes in Registrant's Certifying Accountants

On September 7, 2007, Walker & Company, Chartered Accountants Professional Corporation (“Walker”) resigned as the Registrant's independent registered public accounting firm. Except as noted in the paragraph immediately below, the reports of Walker on the Company's consolidated financial statements for the years ended September 30, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The reports of Walker on the Company's consolidated financial statements as of and for the years ended September 30, 2006 and 2005 contained an explanatory paragraph which noted that there was substantial doubt as to the Company's ability to continue as a going concern as the Company has suffered recurring losses from continuing operations.

During the two fiscal years ended September 30, 2006 and 2005 and through September 7, 2007 there were no disagreements between the Registrant and Walker on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Walker would have caused Walker to make reference to the matter in its reports on the Registrant's consolidated financial statements for such years.

During the two fiscal years ended September 30, 2006 and 2005 through September 7, 2007, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B.

The Registrant has provided Walker with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K, and has requested that Walker furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements within 10 business days of the filing of this Form 8-K. Such letter is filed herewith as Exhibit 16.1.

On September 7, 2007, the Registrant engaged Chisholm, Bierwolf & Nilson, (“Chisholm”) as its independent registered public accounting firm. The action to engage Chisholm was taken upon the majority approval of the Board of Directors of the Registrant.

During the two fiscal years ended September 30, 2006 and 2005 and through September 7, 2007, the Registrant has not consulted with Chisholm regarding either:

1.
The application of accounting principles to any specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, and neither a written report was provided to the Registrant nor oral advice was provided that Chisholm concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
Any matter that was either subject of disagreement or event, as defined in Item 304(a) (1) (iv) (A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a) (1) (iv) (A) of Regulation S-B.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors;

Appointment of Director.

Effective September 10, 2007, Rashid Hasan, and Henry Huber were appointed as directors of Trimax Corporation.

Mr. Huber has a Masters of Education degree, and has spent the last five years as President of his company, Uptrend Investment Services, providing investment services to private clients. Mr. Huber is also a director of Transnational Automotive Group, Inc., a public company that is quoted by the NASD on the Over The Counter Bulletin Board.

Mr. Hasan has been working in a senior management role for a Toronto based Telecom Company for the past 2 years, Zai-Can Telecom. Mr. Hasan is president of Toronto International Trade Corporation (TITC), which specializes in property and infrastructure development projects. TITC has recently consulted with Langdon Wilson Inc., a California-based architectural, planning, design and construction firm, to develop a $150 million five-star destination resort in Thundiani, and has forge some solid relationships with government, the private sector and several key technology partners in the region.

There are no family relationships between any of the directors or officers.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
16.1	Letter of Walker & Company, Chartered Accountants Professional Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAX CORPORATION

Dated: September 11, 2007	By:	/s/ Derek Pepler
Name: Derek Pepler
Title: President

Exhibit Index

Exhibit No.	Description
16.1	Letter of Walker & Company, Chartered Accountants Professional Corporation